Cue Biopharma Reports Fourth Quarter and Full Year 2025 Financial Results and Business Highlights

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Advanced research and development of CUE-401 for IND (Investigational New Drug) readiness –
CUE-401 is the Company’s lead asset for the treatment of autoimmune and inflammatory diseases

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Appointed industry veteran Lucinda Warren as Chief Financial and Business Officer

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Raised net proceeds of $10.2M through an underwritten public offering

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Announced strategic collaboration and license agreement with ImmunoScape to develop breakthrough cell therapy approach for solid tumors – Entitled to receive upfront payments totaling $15M

BOSTON, Mass., March 16, 2026-- Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of therapeutic biologics to selectively engage and modulate disease-specific T cells for the treatment of autoimmune and inflammatory diseases, today reported fourth quarter and full year 2025 financial results.

“During the fourth quarter and throughout the full year 2025, the Company successfully met its strategic development goals and objectives that demonstrated significant progress towards establishing potential first-in-class and best-in-class assets for patients suffering with autoimmune diseases,” said Usman Azam, M.D., president and chief executive officer of Cue Biopharma. “With these strategic deliverables and continued progress to date, we believe we are well positioned to further advance our differentiating Immuno-STAT® platform and lead autoimmune asset, CUE-401, toward the clinic to address major unmet needs in autoimmune disease treatment.”

Business Highlights

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Advanced research and development of CUE-401 for IND (Investigational New Drug) readiness
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Conducted toxicology and pharmacology studies and announced preclinical safety and tolerability data
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In two non-GLP studies, CUE-401 was well tolerated with no adverse events observed
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Proof-of concept studies reinforce promising preclinical profile and therapeutic potential of CUE-401
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Presented in vivo and in vitro data that demonstrate the therapeutic potential of CUE-401 to restore immune balance for the treatment of autoimmune and inflammatory diseases at the World Immune Regulation Meeting (WIRM) held March 11-14, 2026

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Announced strategic collaboration and license agreement with ImmunoScape to develop breakthrough cell therapy approach for solid tumors
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Entitled to upfront payments totaling $15 million. Of these payments, received $9.5 million, net of withholding taxes in the fourth quarter of 2025, and entitled to receive an additional $5 million in November 2026
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Received a 40% equity stake in ImmunoScape, and the Company is eligible for high-single digit royalties
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Company plans to announce Virtual R&D Day event highlighting CUE-401, the company’s lead autoimmune asset, within the next couple of weeks. CUE-401 is designed to act mechanistically both as a regulator of proinflammatory mechanisms and as a master switch for regulatory T cell (Treg) differentiation to induce tolerance.

Fourth Quarter 2025 Financial Results

The Company reported collaboration revenue of $21.9 million and $1.6 million for the three months ended December 31, 2025 and 2024, respectively. The increase was primarily due to revenue recognized from the collaboration and license agreement with ImmunoScape in the fourth quarter of 2025.

Research and development expenses were $16.5 million and $7.2 million for the three months ended December 31, 2025 and 2024, respectively. The increase was primarily due to an increase in drug substance manufacturing and lab costs for CUE-401, an increase from one-time acquired acquired in-process research and development costs in connection with our collaboration and license agreement with ImmunoScape, and an increase in license fees payable to Einstein in connection with the collaboration and license agreement with ImmunoScape. These increases were partially offset by a decrease in employee compensation, which includes stock-based compensation, due to a reduction in headcount, as well as a decrease in clinical trial costs as a result of licensing molecules from the CUE-100 series to ImmunoScape.

General and administrative expenses were $3.5 million and $4.0 million for the three months ended December 31, 2025 and 2024, respectively. The decrease was primarily due to a decrease in employee compensation, which includes stock-based compensation, due to a reduction in headcount, partially offset by an increase in severance expense paid to our former chief executive officer as well as an increase in professional fees related to the review, negotiation, and preparation of the collaboration and license agreement with ImmunoScape.

Full Year 2025 Financial Results

The Company reported collaboration revenue of $27.5 million and $9.3 million for the years ended December 31, 2025 and 2024, respectively. The increase was primarily due to revenue earned from our collaboration and license agreement entered into with ImmunoScape in the fourth quarter of 2025.

Research and development expenses were $37.7 million and $36.3 million for the years ended December 31, 2025 and 2024, respectively. The increase was primarily due to one-time acquired in-process research and development costs in connection with our collaboration and license agreement with ImmunoScape, an increase in drug substance manufacturing and lab costs for CUE-401, and an increase in license fees payable to Einstein in connection with the collaboration and license agreement with ImmunoScape. These increases were partially offset by a decrease in employee compensation, which includes stock-based compensation, due to a reduction in headcount, as well as a decrease in clinical trial costs as a result of licensing molecules from the CUE-100 series to ImmunoScape.

General and administrative expenses were $16.2 million and $14.6 million for the years ended December 31, 2025 and 2024, respectively. The increase was primarily due to an increase in professional fees, which included fees incurred for the review, negotiation, and preparation of our 2025 collaboration and license agreements and an increase in severance paid to our former chief executive officer, partially offset by a decrease in employee compensation, which includes stock-based compensation, due to a reduction in headcount.

As of December 31, 2025, the Company had $27.1 million in cash and cash equivalents.

Cue Biopharma, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Collaboration revenue	$21,942	$1,576	$27,466	$9,287
Operating expenses (income):
General and administrative	3,452	4,021	16,244	14,585
Research and development	16,532	7,184	37,743	36,295
(Gain) loss on fixed asset disposal	(20)	4	31	(93)
Total operating expenses	19,964	11,209	54,018	50,787
Income (loss) from operations	1,978	(9,633)	(26,552)	(41,500)
Other income (expense):
Interest income	158	290	807	1,622
Interest expense	(51)	(153)	(357)	(796)
Total other income, net	107	137	450	826
Income (loss) before provision for income taxes	2,085	(9,496)	(26,102)	(40,674)
Provision for income taxes	(500)	—	(500)	—
Net income (loss)	$1,585	$(9,496)	$(26,602)	$(40,674)
Unrealized loss from available-for-sale securities	(1)	—	—	—
Comprehensive income (loss)	$1,584	$(9,496)	$(26,602)	$(40,674)
Net income (loss) per common share – basic	$0.01	$(0.13)	$(0.28)	$(0.72)
Net income (loss) per common share – diluted	$0.01	$(0.13)	$(0.28)	$(0.72)
Weighted average common shares outstanding – basic	107,988,413	74,238,329	94,731,768	56,328,348
Weighted average common shares outstanding – diluted	110,512,936	74,238,329	94,731,768	56,328,348

Cue Biopharma, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$27,136	$22,459
Other assets	15,076	9,732
Total assets	$42,212	$32,191
Liabilities and stockholders’ equity
Liabilities	$15,780	$14,692
Stockholders' equity	26,432	17,499
Total Liabilities and stockholders’ equity	$42,212	$32,191

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is developing a novel class of injectable biologics to selectively engage and modulate disease-specific T cells directly within the patient’s body. The company’s proprietary platform, Immuno-STAT® (Selective Targeting and Alteration of T cells) and biologics are designed to harness the curative potential of the body’s intrinsic immune system without the adverse effects of broad systemic immune modulation. CUE-401, the company’s lead autoimmune asset, is designed to act mechanistically both as a regulator of proinflammatory mechanisms, and as a master switch for regulatory T cell (Treg) differentiation to induce tolerance. It is a highly innovative, tolerogenic bifunctional molecule combining a TGF-beta breathing-mask moiety with Cue Biopharma’s clinically validated interleukin 2 (IL-2) mutein in a single injectable biologic.

Headquartered in Boston, Massachusetts, we are led by an experienced management team with deep expertise in immunology and protein engineering as well as the design and clinical development of protein biologics.

For more information please visit www.cuebiopharma.com and follow us on X and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the company’s belief regarding the potential benefits and applications of its drug candidates and programs, including the company’s plans to further advance its differentiating Immuno-STAT® platform and lead autoimmune asset, CUE-401, toward the clinic to address a major unmet need in autoimmune disease treatment; the company’s belief that CUE-401 has the therapeutic potential to restore immune balance for the treatment of autoimmune and inflammatory diseases; the company’s business strategies, plans and prospects; the potential benefits of the therapeutic approach to be developed pursuant to the collaboration and license agreement with ImmunoScape and receipt of upfront payments pursuant to such agreement[; and the company’s plans to host a virtual R&D day event and the timing thereof]. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely,” “promise” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the company’s ability to maintain its collaboration with ImmunoScape; the company’s limited operating history, limited cash and a history of losses; the company’s ability to obtain adequate financing to fund its business operations in the near term and successfully remediate its current “going concern” determination that it does not have sufficient capital on hand to continue operations beyond the next twelve months; the company’s ability to achieve profitability; potential setbacks in the company’s research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials or the company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; its ability to secure required U.S. Food and Drug Administration (FDA) or other governmental approvals for its product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including possible effects on the company’s operations and clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the company’s ability to obtain adequate financing to fund its business operations in the future and ability to continue as a going concern; the company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the company in this press release is based only on information currently available to the company and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Marie Campinell
Senior Director, Corporate Communications
Cue Biopharma, Inc.

mcampinell@cuebio.com

Media Contact

Jonathan Pappas

LifeSci Communications

jpappas@lifescicomms.com